UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Local.com Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held
August 11, 2009
and
PROXY STATEMENT
IMPORTANT
Please mark, sign and date your proxy
and promptly return it in the enclosed envelope

One Technology Drive, Building G
Irvine, CA 92618
June 24, 2009
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Local.com Corporation on August 11, 2009, at 10 a.m., local time, at the offices of Rutan & Tucker, LLP at 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626. We look forward to greeting those stockholders who are able to attend.
At the meeting, you are being asked to elect two Class II members to our Board of Directors, Theodore E. Lavoie and John E. Rehfeld; to ratify the selection of Haskell & White, LLP as our independent registered public accounting firm for the fiscal year ending 2009; to approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares from 40,000,000 to 75,000,000, an increase of 35,000,000 shares of our common stock, $0.0001 par value per share; and to approve an amendment to our 2008 Equity Incentive Plan to increase the maximum aggregate number of shares of common stock which may be issued under that plan from 1,000,000 to 3,000,000.
It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please, sign, date, and return your proxy in the enclosed envelope at your earliest convenience.
As always, your interest and participation in the affairs of Local.com are greatly appreciated. Thank you for your continued support.
Sincerely,
The Board of Directors
Local.com Corporation

One Technology Drive, Building G
Irvine, CA 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 11, 2009

June 24, 2009
To our Stockholders:
The 2009 Annual Meeting of Stockholders of Local.com Corporation (the “Company”) will be held at the offices of Rutan & Tucker, LLP at 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626 on August 11, 2009 beginning at 10:00 a.m. PDT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:
(1)	To elect two directors as Class II members of the Company’s Board of Directors, each for a three-year term expiring in 2012;

(2)	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

(3)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase its authorized shares of stock from 40,000,000 to 75,000,000 and the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”) from 30,000,000 to 65,000,000 as described in the attached proxy;

(4)	To approve an amendment to the Company’s 2008 Equity Incentive Plan (the “Plan”) to increase the maximum aggregate number of shares of Common Stock which may be issued under the Plan from 1,000,000 to 3,000,000 as described in the attached proxy; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on June 17, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 11, 2009. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2008 Annual Report on Form 10-K are also available at http://ir.local.com/proxy
Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form as promptly as possible.
By Order of the Board of Directors,
Heath B. Clarke
Chief Executive Officer and Chairman

One Technology Drive, Building G
Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local.com Corporation (the “Company,” “Local.com,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local.com of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 11, 2009, beginning at 10:00 a.m., PDT, at the offices of Rutan & Tucker, LLP at 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about June 24, 2009. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 11, 2009: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2008 Annual Report on Form 10-K are also available at http://ir.local.com/proxy

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:
•	To elect two directors as Class II members of the Company’s Board of Directors (the “Board”), each for a three-year term expiring in 2012 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2);

•	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase its authorized shares of stock from 40,000,000 to 75,000,000 and the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”) from 30,000,000 to 65,000,000, as described herein (Proposal 3);

•	To approve an amendment to the Company’s 2008 Equity Incentive Plan (the “Plan”) to increase the maximum aggregate number of shares of Common Stock which may be issued under the Plan from 1,000,000 to 3,000,000, as described herein (Proposal 4); and

•	To transact such other business as may properly come before the meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on June 17, 2009, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on June 17, 2009, you will be entitled to vote all of the shares that you held at that time at the

Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, One Technology Drive, Building G, Irvine, California 92618, for a period of ten days prior to the Annual Meeting.
How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?
On June 17, 2009, the record date for the Annual Meeting, [14,329,265] shares of our Common Stock were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.
Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 9:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.
Can I vote by telephone or electronically?
If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.
Can I change my vote after I return my proxy card?
Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local.com Corporation, One Technology Drive, Building G, Irvine, California 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.
Who will bear the cost of soliciting votes for the Annual Meeting?
The solicitation of proxies will be conducted by mail, and Local.com will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. Local.com may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Local.com may generate other expenses in connection with the solicitation of proxies for the Annual Meeting.
What are the Board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•	FOR the election of two directors as Class II members of the Company’s Board of Directors, as described under Proposal 1 herein;

•	FOR the ratification of the Board of Director’s appointment of the Company’s independent registered public accountants for the fiscal year ending December 31, 2009, as described under Proposal 2 herein;

•	FOR the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares and the total number of authorized shares of Common Stock, as described under Proposal 3 herein; and

•	FOR the approval of the amendment to the 2008 Equity Incentive Plan, as described under Proposal 4 herein.
With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What does it mean if I receive more than one proxy card?
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.
What vote is required to approve each of the proposals?
Local.com has adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the nominees with the highest and second highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our two Class II directors to serve until our annual meeting of stockholders in 2012 and/or until their successor is duly elected and qualified. Brokers generally have discretionary authority to vote on the election of directors. Thus, broker non-votes are not likely to result from the vote on the election of directors. Any broker non-vote or abstention will not have an effect on the election of our nominees as Class II directors.
The proposals to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm and the amendment to the Company’s 2008 Equity Incentive Plan each require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals. The proposal to amend our Amended and Restated Certificate of Incorporation requires the affirmative “FOR” vote of a majority of the outstanding shares of the Company. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent auditors and the amendment to our Amended and Restated Certificate of Incorporation, and as such, there would not be expected to be broker non-votes in connection with those proposals.
What effect do abstentions and broker non-votes have on the proposals?
In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the election of directors and the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matters, with or without your proxy. However, a broker may not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as the amendment to the Company’s 2008 Equity Incentive Plan, absent instructions from the beneficial holders of such shares. Consequently, if you do not give your broker specific instructions, your shares may not be voted on certain non-routine matters. Shares not voted with respect to the proposal to amend the Company’s Amended and Restated Certificate of Incorporation will have the same effect as a vote “AGAINST” that proposal. Shares not voted with respect to the proposal to amend the Company’s 2008 Equity Incentive Plan, will not have the same effect as a vote “AGAINST” that proposal.
Who will count the votes?
Members of the Company’s management will tabulate the votes and act as Inspector of Elections.
Where can I find the voting results of the Annual Meeting?
Local.com will announce preliminary voting results at the annual meeting and publish final results in Local.com’s quarterly report on Form 10-Q for the third quarter of 2009.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2008 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Local.com of their desire to receive multiple copies of the proxy materials. Local.com will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2008 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local.com Corporation, 1 Technology Drive, Building G, Irvine, California 92618 or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local.com shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2008 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.
Are proxy materials for the 2009 annual meeting available electronically?
Yes. This proxy statement and the 2008 Annual Report are available electronically at http://ir.local.com/proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Amended and Restated Certificate of Incorporation also divides our Board into three classes with staggered terms. Our number of directors is currently set at five with two directors each in Classes I and II and one director in Class III. Only Class II directors will be elected at the 2009 Annual Meeting and the Board has nominated Theodore E. Lavoie and John E. Rehfeld for election. Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Theodore E. Lavoie and John E. Rehfeld. The directors will be elected to serve a three year term expiring at the annual meeting in 2012 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.
Our nominees have consented to serve if elected. If either nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominees will be unable or unwilling to serve.
Our bylaws provide for the election of nominees to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominees with the highest and second highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our two Class II directors.
The Board recommends a vote “FOR” the election of the nominees for director.
The following provides information regarding our nominees as Class II members to the Board, their age, the year in which they first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or our executive officers:

		Age as
	Director	of
Name	Since	6/17/09	Principal Occupation and Directorships

Theodore E. Lavoie (AC) (N)	1999	55	Vice President of Strategic Development of Greenline Industries, a biodiesel production equipment manufacturer since June 2007. From May 2006 to June 2007, Chief Executive Officer of Greenline Industries. An independent financial consultant and a Director of Financial Executives International, San Francisco from January 2004 to May 2006. Vice President of Marsh Inc., a global risk and insurance services firm from October 2003 to January 2004. An independent financial consultant with Montgomery Financial Services, a financial services company from October 2002 to September 2003. Chief Financial Officer of eBuilt Inc., a software company, from August 1999 to May 2002. Director of Financial Executives International, San Francisco.

John E. Rehfeld (LD) (NC)	2005	69	Currently the adjunct professor of marketing for the Executive MBA Program at Pepperdine University (since 1998). Director of ADC Telecommunication, Inc. and Americhip International Inc.

Director Continuing in Office Until 2010 (Class III):

		Age as
	Director	of
Name	Since	6/17/09	Principal Occupation and Directorships

Heath B. Clarke	1999	40	Our Chief Executive Officer since January 2001, and President from March 1999 to December 2000.
Directors Continuing in Office Until 2011 (Class I):

		Age as
	Director	of
Name	Since	6/17/09	Principal Occupation and Directorships

Philip K. Fricke (A) (N)	2003	63	President of PKF Financial Consultants, Inc., a private company he founded in March 2001, which provides financial communications services and advisory services to public and private companies.

Norman K. Farra Jr. (A)	2005	40	Director, Investment Banking for Cresta Capital Strategies, LLC since May 2008. Independent financial consultant from September 2007 to May 2008. Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. Independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc. from June 2001 to August 2006.

(LD)	Lead Director

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(N)	Member of the Nominating, Compensation and Corporate Governance Committee

(NC)	Chairman of the Nominating, Compensation and Corporate Governance Committee
Director Compensation
The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2008 by members of our Board unless the director is also a named executive officer:
2008 Director Compensation

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Norman K. Farra Jr. (2)	38,750	37,502	76,252
Philip K. Fricke (3)	45,950	37,502	83,452
Theodore E. Lavoie (3)	55,950	37,502	93,452
John E. Rehfeld (4)	65,200	37,502	102,702

(1)	The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2008 under SFAS 123R. The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year option	Expected		Risk free	Dividend
granted	life	Volatility	interest rate	yield

2008	7.0 years	100.00%	1.59%	None
2007	7.0 years	100.00%	3.78%	None

(2)	As of December 31, 2008, Mr. Farra held options to purchase an aggregate of 95,000 shares of our Common Stock.

(3)	As of December 31, 2008, Messrs. Fricke and Lavoie held options to purchase an aggregate of 85,000 shares of our Common Stock.

(4)	As of December 31, 2008, Mr. Rehfeld held options to purchase an aggregate of 85,794 shares of our Common Stock.
Non-employee members of the Board receive an annual retainer of $20,000 plus $1,500 for each meeting attended in person and $750 for each meeting attended telephonically. The Lead Director receives and annual fee of $12,500. The Chairman of the Audit Committee receives an annual fee of $10,000. The Chairman of the Nominating, Compensation and Corporate Governance Committee receives an annual fee of $7,500. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 15,000 shares of our Common Stock. New members to the Board receive a grant of an option to purchase 20,000 shares of our Common Stock and a pro-rata amount of the regular annual grant amount of an option to purchase 15,000 shares of our Common Stock. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. In April of 2009, the Nominating, Compensation and Corporate Governance Committee of the Board, received an analysis prepared internally by the Company’s management with respect to prevailing market rates of compensation for independent board members of companies in similar size, industry and geography as the Company. As a result of such analysis, the NCGC Committee recommended and the full Board approved an additional, special option grant to each of the Board’s independent members to purchase a total of 45,000 shares of our Common Stock in lieu of the annual grants described above for 2009, 2010 and 2011, subject to stockholder approval of the amendment to the Company’s 2008 Equity Incentive Plan, as proposed herein at Proposal 4. The specific terms of these one-time grants are available in the table titled “Historical and Proposed Options Grants under the 2008 Equity Plan,” as set forth in Proposal 4 below. The NCGC Committee is undertaking further evaluation of the compensation paid to the Board’s independent members based upon the report.
Board Meeting Attendance
Our Board met eleven times and acted three times by unanimous written consent during 2008. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings. At last year’s annual meeting of stockholders, two members of our Board were in attendance.
Board Independence
The Board has determined that Messrs. Farra, Fricke, Lavoie and Rehfeld are “independent” within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect. The Board further determined that Heath B. Clarke is not independent due to his position as our Chief Executive Officer.
Board Committees
Our Board has two active committees, an Audit Committee and a Nominating, Compensation and Corporate Governance Committee.
Audit Committee
The Audit Committee is currently comprised of Mr. Lavoie as Chairman and Messrs. Fricke and Farra, each of whom satisfies the Nasdaq and SEC rules for Audit Committee membership (including rules regarding independence). The Audit Committee held six meetings during 2008. The Board has determined that Mr. Lavoie is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”) and satisfies the financial sophistication requirements of the Nasdaq listing standards.
The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our financial statements and reports and financial reporting process. Specific responsibilities include:
•	reviewing and recommending to the Board approval of the Corporation’s interim and annual financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor;

•	pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be proved by the independent auditor;

•	reviewing the independence and quality control procedures of the independent auditor;

•	preparing the Audit Committee report in this Proxy;

•	establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.
The Audit Committee meets periodically with management to consider the adequacy of Local.com’s internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews Local.com’s financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.
The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by Local.com to perform the audit of the Company’s financial statement or related work or other audit, review or attestation services for the Company. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to Company records and personnel and reports directly to the Audit Committee.
The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.
Nominating, Compensation and Corporate Governance Committee
The Nominating, Compensation and Corporate Governance Committee (the “NCCG Committee”) is currently comprised of Mr. Rehfeld as Chairman and Messrs. Lavoie and Fricke, each of whom satisfies the Nasdaq and SEC rules for membership to the NCCG Committee (including rules regarding independence). The NCCG Committee held six meetings during 2008.

The NCCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:
•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•	the compensation of the Company’s chief executive officer and other executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company on an at least annual basis;

•	the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•	the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the grant of discretionary awards under the Company’s equity incentive plans, and the exercise of authority of the Board with respect to the administration of the Company’s incentive compensation plans;

•	the consideration of any recommendations that the Company’s executive officers may submit for consideration with respect to executive officer or director compensation;

•	the engagement of such outside consultants as the Committee deems necessary or appropriate in order to establish compensation amounts, types and targets with respect to our executive officers and independent directors;

•	the periodic review of and the making of recommendations to the Board with respect to the Company’s equity and incentive compensation plans;

•	producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.
In addition to the powers and responsibilities expressly delegated to the NCCG Committee in its charter, the NCCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with the Company’s bylaws. In April of 2009, the Nominating, Compensation and Corporate Governance Committee of the Board, received an analysis prepared internally by the Company’s management with respect to prevailing market rates of compensation for independent board members of companies in similar size, industry and geography as the Company. As a result of such analysis, the NCGC Committee recommended and the full Board approved an additional, special option grant to each of the Board’s independent members to purchase a total of 45,000 shares of our Common Stock in lieu of the annual grants described above for 2009, 2010 and 2011, subject to stockholder approval of the amendment to the Company’s 2008 Equity Incentive Plan, as proposed herein at Proposal 4. The specific terms of these one-time grants are available in the table titled “Historical and Proposed Options Grants under the 2008 Equity Plan,” as set forth in Proposal 4 below. The NCGC Committee is undertaking further evaluation of the compensation paid to the Board’s independent members based upon the report.
Director Nomination Process
In selecting director nominees, the Board, through the NCCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Brenda Agius, Secretary, c/o Local.com Corporation, One Technology Drive, Building G, Irvine, California 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.
The Board, through its NCCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations.
In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCCG Committee, engages in a selection process. The Board, through its NCCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCCG Committee. The members of the NCCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

Communications with the Board
Stockholders who wish to contact members of the Board may send written correspondence to the following address: Brenda Agius, Secretary, c/o Local.com Corporation, One Technology Drive, Building G, Irvine, California, 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided without charge upon request to Brenda Agius, Local.com Corporation, One Technology Drive, Building G, Irvine, California 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within five business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors, Theodore E. Lavoie, as chairman, Norman K. Farra Jr. and Phillip K. Fricke, each of whom the Board has determined to be an independent director under applicable SEC rules, the NASDAQ listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.
Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent Auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.
The Audit Committee met six times during fiscal 2008 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2008, the Audit Committee also met with the Company’s independent Auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent Auditors or the senior members of the Company’s financial management team.
In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent Auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent Auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees)(as modified or superseded).
In addition, the Audit Committee has received the written disclosures and the letter from the independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent Auditor the independent Auditor’s independence.
Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent Auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Theodore E. Lavoie, Chairman
Norman K. Farra Jr.
Philip K. Fricke
June 18, 2009

EXECUTIVE OFFICERS
Executive Officers and Key Employees
The following table sets forth, as of June 17, 2009, certain information concerning our executive officers and other key employees:

Name	Age	Position

Heath B. Clarke (1)	40	Chief Executive Officer and Chairman of the Board
Stanley B. Crair (1)	53	Chief Operating Officer and President
Brenda Agius (1)	45	Chief Financial Officer and Secretary
Scott Reinke (1)	35	General Counsel
Jennifer R. Black	39	Vice President of Marketing
Kenneth S. Cragun	48	Vice President of Finance
Heather A. Dilley	40	Vice President of Human Resources
Peter S. Hutto	50	Sr. Vice President of Business Development and Sales
Kimber L. LaFleur	40	Vice President of Product Management
Malcolm D. Lewis	43	Sr. Vice President and General Manager, Private Label
Peter Mathews	41	Vice President of Engineering

(1)	Executive officer.
Heath B. Clarke has served as our Chairman of the Board since March 1999, as our President from March 1999 to December 2000 and as our Chief Executive Officer since January 2001. From 1998 to February 1999, Mr. Clarke was the Vice President of eCommerce for LanguageForce, Inc., a language translation software company. Prior to that time, he was a Marketing Manager for Starnet International (Canada), an Internet company. From 1995 to 1998 he held managerial positions with the Berg Group of Companies (Australia), and from 1988 to 1995 he was founder and Chief Executive Officer of Australian Fibre Packaging.
Stanley B. Crair has served as our Chief Operating Officer since July 2005 and as our President since April 2006. From 2003 to April 2005 Mr. Crair was the COO of ZeroDegrees, Inc., an internet company that provided online social networking services to business professionals, which he co-founded. The company was purchased by IAC/InterActiveCorp in 2004 and Crair remained active in the company until April 2005. From 2001 to 2003, Mr. Crair was the principal of Technology Transformation, a consulting company he founded providing strategic consulting and interim CEO/COO services. Mr. Crair received a Masters of Business Administration degree in Corporate Strategy and International Business from the University of California, Berkeley and a Bachelor of Science degree in Physics from the United States Naval Academy.
Brenda Agius has served as our Chief Financial Officer and Secretary since February 2009. From September 2008 to January 2009, Ms. Agius was Chief Financial Officer of Neighborhood America, an online social network platform company. From December 2005 to September 2008, Ms Agius was the owner and founder of the Private Asset Management Group, a CFO private advisory company. From May 2005 to November 2005, Ms. Agius served as senior vice president of global operations for MIVA, Inc., an online advertising and media company. Prior to that role, Ms. Agius served at MIVA as chief financial officer from July 2004 to May 2005, as senior vice president of finance from February 2004 to June 2004, and as vice president of finance from April 2002 to February 2004. Ms. Agius received a Bachelor of Science degree in Accounting from Long Island University and is a Certified Public Accountant.
Scott Reinke has served as our General Counsel since April 2009. From October 2006 to April 2009, Mr. Reinke served as executive vice president and general counsel of Emerging Media Group, Inc., parent company of TRAFFIQ, Inc., a marketplace for advertising inventory and a self-service media management and planning platform. From March 2004 to October 2006, Mr. Reinke served as assistant general counsel and vice president – legal of MIVA, Inc., an online advertising and media company. Mr. Reinke received a Juris Doctorate from Georgetown University Law Center and a Bachelors of Arts degree in English and Political Science from Boston College.

Jennifer R. Black has served as our Vice President of Marketing since April 2006. From May 2005 to April 2006, Ms. Black was the Director of Online Marketing at Autobytel, Inc., an Internet company that connects buyers and sellers of autos through a content and pricing lead system.  From May 2004 to May 2005, Ms. Black was eCommerce Director at Teleflora, LLC, a provider of florist products and services.  From December 1999 to March 2004, Ms. Black was Director of Online Marketing at FranklinCovey Corporation, an organizational improvement company.  Ms. Black received a Bachelors of Arts degree in Business Management from the University of Utah.
Kenneth S. Cragun has served as our Vice President of Finance since April 2009. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. From May 2005 to April 2006 Mr. Cragun served as Senior Vice President of Finance for MIVA, Inc. an online advertising and media company. Prior to that role, Mr. Cragun served at MIVA as Vice President of Finance from October 2004 to May 2005, and as Director of Finance from July 2003 to October 2004. Mr. Cragun received a Bachelors of Science degree in Accounting from Colorado State University-Pueblo.
Heather A. Dilley has served as our Vice President of Human Resources since January 2007. From October 2005 to January 2007, Ms. Dilley served as our Director of Human Resources. From June 2004 to October 2005, Ms. Dilley was the Manager of Human Resources for Paciolan, Inc. an online ticketing software company. From December 2002 to June 2004, Ms. Dilley was the Senior Human Resources Generalist for Rainbow Technologies. Ms. Dilley received a Master’s of Science degree in Human Resource Management and a Bachelor of Arts degree in Sociology from Chapman University.
Peter S. Hutto has served as our Sr. Vice President of Business Development and Sales since October 2008. From October 2005 to September 2007, Mr. Hutto served as our Vice President of Business Development and Sales. From July 2005 to October 2005, Mr. Hutto was an independent contractor acting as Vice President of Development for us. From January 2003 to July 2005, Mr. Hutto was co-founder and Vice President of Business Development and Marketing for Zero Degrees, Inc., an operating unit of IAC/Interactive Corporation. Mr. Hutto received a Bachelor of Arts degree in Political Science from the University of North Carolina, Chapel Hill.
Kimber L. LaFleur has served as our Vice President of Product Management since May 2007. From January 2005 to April 2007, Ms. LaFleur was Senior Director of Product Management for GlobalTech, Inc. a wholly-owned subsidiary of Digital River, Inc., a provider of global e-commerce solutions for software and consumer electronics. From September 2000 to January 2005, Ms. LaFleur held various management positions in product management at Commerce5, Inc., which was acquired by Digital River Inc. in December 2005. Ms. LaFleur received a Bachelor of Science degree in Computer Design from Loma Linda University.
Malcolm D. Lewis has served as our Sr. Vice President and General Manager, Private Label, since May 2009. From July 2007 to April 2009, Mr. Lewis served as our Vice President and General Manager, Private Label. From January 2003 to July 2007, Mr. Lewis was Chief Executive Officer of PremierGuide, Inc., a provider of private-label local search solutions. Mr. Lewis received a Master of Science degree in Computer Science from Sheffield University, England.
Peter Mathews has served as our Vice President of Technology since August 2008. From July 2007 to March 2008, Mr. Mathews was Vice President of Engineering for AGIS Network, Inc., a provider of technology-driven resources for the aging and disability communities. From April 2004 to July 2007, Mr. Mathews was Senior Director, Software Development for Autobytel Inc., an internet automotive services company. Mr. Mathews received a Bachelor of Science degree in Systems Engineering from the University of Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of our Common Stock as of June 17, 2009:
•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of June 17, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.
The percentage of beneficial ownership is based on [14,329,265] shares of Common Stock outstanding.
Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local.com Corporation, One Technology Drive, Building G, Irvine, California 92618.

		Percentage of
		Shares
	Number of Shares	Beneficially
Name and Address of Beneficial Owner	Beneficially Held	Owned

5% Stockholders:
Hearst Communications, Inc. (1)	1,496,117	9.6%

Executive Officers and Directors:
Heath B. Clarke (2)	1,104,629	7.2%
Stanley B. Crair (3)	240,107	1.6%
Brenda Agius	5,000	0.0%
Norman K. Farra Jr. (4)	197,156	1.4%
Philip K. Fricke (5)	82,027	0.6%
Theodore E. Lavoie (6)	85,624	0.6%
John E. Rehfeld (7)	160,168	1.1%
All directors and executive officers as a group (8 persons) (8)	1,874,811	11.7%

(1)	Includes 1,194,030 shares issuable upon the exercise of warrants. Hearst Communications, Inc. is a subsidiary of Hearst Magazines Property, Inc. (Hearst Magazines) and Hearst Holdings, Inc (Hearst Holdings). Hearst Magazines is a wholly-owned subsidiary of Communications Data Services Inc (CDS). CDS is a wholly-owned subsidiary of Hearst Holdings. Hearst Holdings is a wholly-owned subsidiary of The Hearst Corporation (Hearst). Hearst is owned by The Hearst Family Trust (Hearst Trust). The address for Hearst, Hearst Holdings, and Hearst Communications Inc. is 300 West 57th Street, New York, New York 10019. The address for the Hearst Trust is 888 Seventh Avenue, New York, New York 10106. The address for CDS is 1901 Bell Avenue, Des Moines, Iowa 50315. The address for Hearst Magazines is 2 Sound View Drive, Greenwich, Connecticut 06830.

(2)	Includes 369,901 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009. Does not include 261,700 shares which were pledged as collateral for a personal loan with a third party. The pledge included the transfer of beneficial ownership of these shares during the time that the loan is outstanding. Following repayment of the loan, Mr. Clarke will once again have beneficial ownership of the shares.

(3)	Includes 234,957 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009.

(4)	Includes 95,282 shares issuable upon the exercise of warrants and 91,874 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009.

(5)	Includes 81,874 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009. Does not include 67,000 shares which were pledged as collateral for a personal loan with a third party. The pledge included the transfer of beneficial ownership of these shares during the time that the loan is outstanding. Following repayment of the loan, Mr. Fricke will once again have beneficial ownership of the shares.

(6)	Includes 81,874 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009.

(7)	Includes 82,668 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009.

(8)	Includes 95,282 shares issuable upon the exercise of warrants and 943,148 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2009. Does not include 328,700 shares which were pledged as collateral for a personal loans with a third party. The pledge included the transfer of beneficial ownership of these shares during the time that the loans are outstanding.

EXECUTIVE COMPENSATION
Summary Compensation
The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2008 and 2007 by our Chief Executive Officer and our two other executive officers. We refer to our Chief Executive Officer and these other executive officers as the named executive officers in this proxy.
2008 Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)

Heath B. Clarke	2008	270,000	115,514	383,345	—	738,859
Chief Executive Officer and	2007	240,000	97,091	249,734	—	586,825
Chairman of the Board

Stanley B. Crair	2008	230,000	79,910	295,523	—	575,433
President and Chief	2007	200,000	72,484	275,980	—	548,464
Operating Officer

Douglas S. Norman (2)	2008	195,000	51,894	175,854	—	417,748
Former Chief Financial Officer	2007	190,000	40,912	139,561	—	370,473
and Secretary

(1)	The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2008 under SFAS 123R. The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year option	Expected		Risk free	Dividend
granted	life	Volatility	interest rate	yield

2008	7.0 years	100.00%	3.50%	None
2007	7.0 years	100.00%	3.80%	None
2006	7.0 years	102.74%	4.39%	None
2005	7.3 years	125.00%	4.21%	None

(2)	Mr. Norman resigned as our Chief Financial Officer and Secretary effective February 23, 2009.
Stock Options Granted - 2008
The following table provides information regarding grants of stock options that we granted to the named executive officers during the fiscal year ended December 31, 2008. All options were granted at the fair market value of our Common Stock on the date of grant, as determined by our Board. Each option represents the right to purchase one share of our Common Stock. None of the shares subject to options are vested at the time of grant and 33.33% of the shares subject to such option grants vest on the date which is one year from the date of grant. The remainder of the shares vests in equal quarterly installments over the eight quarters thereafter.

2008 Stock Options Granted

		All Other Option
		Awards:
		Number of
		Securities	Exercise or
		Underlying	Base Price of
	Grant	Options	Option Awards
Name	Date	(#)	($/Sh)

Heath B. Clarke	6/3/2008	67,500	4.70

Stanley B. Crair	6/3/2008	48,750	4.70

Douglas S. Norman	6/3/2008	30,000	4.70
Employment Agreements and Change in Control Arrangements
Employment Agreement with Heath B. Clarke
We entered into an employment agreement with Heath B. Clarke, our Chairman and Chief Executive Officer, on January 2, 2003. The employment agreement has a term of two years and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.
If we terminate Mr. Clarke’s employment agreement without cause, or if Mr. Clarke terminates the agreement with good reason, each as defined in the agreement, we are obligated to pay Mr. Clarke: (i) his annual salary and other benefits earned prior to termination, (ii) the greater of his annual salary for the remaining term of the agreement or his annual salary payable over one year, (iii) an amount equal to 30% of his then current annual salary, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by Mr. Clarke to exercise his stock options, (iv) benefits for 12 months following the date of termination, and (v) the right for 12 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Clarke’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.
Employment Agreement with Stanley B. Crair
We entered into an employment agreement with Stanley B. Crair, our President and Chief Operating Officer, on July 6, 2005. The employment agreement has a term of one year and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.
If we terminate Mr. Crair’s employment agreement without cause, or if Mr. Crair terminates the agreement with good reason, each as defined in the agreement, we are obligated to pay Mr. Crair: (i) his annual salary and other benefits earned prior to termination, (ii) the greater of his annual salary for the remaining term of the agreement or his annual salary payable over one year, (iii) the average of all bonuses earned by Mr. Crair during the term of the agreement, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by Mr. Crair to exercise his stock options, (iv) benefits for 12 months following the date of termination, and (v) the right for 12 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Crair’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

Employment Agreement with Douglas S. Norman
We entered into an employment agreement with Douglas S. Norman, our Chief Financial Officer and Secretary, on February 3, 2003. In connection with Mr. Norman’s resignation on February 23, 2009, this agreement was terminated for good reason, as defined in the agreement, and we entered into a separation agreement with Mr. Norman on such date. The employment agreement had a term of two years and automatically renewed for additional one year terms unless either party terminated it with at least 30 days notice to the other party.
Under the terms of the employment agreement, a termination of Mr. Norman’s employment agreement without cause, or a termination by Mr. Norman with good reason, each as defined in the agreement, obligates us to pay Mr. Norman: (i) his annual salary and other benefits earned prior to termination, (ii) the greater of his annual salary for the remaining term of the agreement or his annual salary payable over one year, (iii) an amount equal to 30% of his then current annual salary, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by Mr. Norman to exercise his stock options, (iv) benefits for 12 months following the date of termination, and (v) the right for 12 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurred within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options would be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Norman’s employment agreement remained in force through the end of the initial term would be fully vested immediately prior to such termination.
Separation Agreement with Douglas S. Norman
We entered into a separation and general release agreement (Separation Agreement) with Douglas S. Norman, our former chief financial officer and secretary. Under the terms of the Separation Agreement, we will pay Mr. Norman $195,000, representing one year’s base salary, unpaid, earned wages and unused vacation pay, in equal installments over a twelve month period. We will also pay Mr. Norman a bonus of $78,000, representing forty percent (40%) of Mr. Norman’s annual base salary, in equal quarterly installments over the next four quarters. In addition, we will pay 100% of Mr. Norman’s health insurance premiums through February 2010 if Mr. Norman elects to continue his health care insurance coverage under COBRA. Under the terms of the Separation Agreement, the unvested portions of the stock options granted to Mr. Norman on March 9, 2006, December 14, 2006 and December 13, 2007 were accelerated and became fully vested on February 23, 2009. Mr. Norman has the right to exercise any vested stock options through February 22, 2010.
Employment Agreement with Brenda Agius
We entered into an employment agreement with Brenda Agius, our Chief Financial Officer and Secretary, on February 23, 2009. The employment agreement has a term of one year and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.
If we terminate Ms. Agius’ employment agreement without cause, or if Ms. Agius terminates the agreement with good reason, each as defined in the agreement, we are obligated to pay Ms. Agius: (i) her annual salary and other benefits earned prior to termination, (ii) an amount equal to one times her annual salary payable over one year, (iii) an amount equal to 40% of her then current annual salary, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by Ms. Agius to exercise her stock options, (iv) benefits for 12 months following the date of termination, and (v) the right for 12 months from the date of termination to exercise all vested options granted to her prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Ms. Agius’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination
Each of the employment agreements discussed above provide for the immediate vesting of stock options granted pursuant thereto upon (i) a change in control of us or (ii) a termination of the executive’s employment without cause or for good reason within 120 days prior to the execution and delivery of an agreement which results in a change in control, and additionally 120 days after the execution and delivery of such an agreement in the case of Ms. Agius. Additionally, a change in control constitutes “good reason” under the terms of each of the agreements, thus permitting each of Messrs. Clarke and Crair and Ms. Agius to terminate his or her respective employment and receive the severance benefits discussed above. Under the terms of each employment agreement, a change in control is deemed to have occurred if, as a result of a tender offer, other acquisition, merger, consolidation or sale or transfer of assets, any person(s) (as used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in regulations promulgated under the Exchange Act) of a total of fifty percent (50%) or more of either our outstanding Common Stock or our assets; provided, however, that a change of control is not deemed to have occurred if a person who beneficially owned fifty percent (50%) or more of our Common Stock as of the effective date of the respective employment agreement continued to do so during the term the employment agreement.
The employment agreements with Messrs. Clarke, Crair and Norman and Ms. Agius also contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a 12-month period thereafter.

Outstanding Equity Awards at Fiscal Year-End - 2008
The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options held as of December 31, 2008 by each of our named executive officers.
2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Heath B. Clarke	22,131	—		4.00	12/15/2010
	114,118	—		4.00	12/31/2011
	5,900	—		2.25	1/28/2014
	29,676	—		16.59	1/14/2015
	9,224	—		16.59	1/14/2010
	10,331	—		5.53	5/18/2015
	1,669	—		5.53	5/18/2010
	15,000	—		9.90	6/3/2015
	26,512	—		6.79	11/15/2015
	758	—		6.79	11/15/2010
	29,642	—		4.21	3/9/2016
	20,774	4,584	(1)	4.21	3/9/2011
	35,421	—		3.84	12/14/2016
	1,245	18,334	(1)	3.84	12/14/2011
	22,499	45,001	(1)	4.74	12/13/2017
	—	67,500	(2)	4.74	12/13/2017
	—	67,500	(3)	4.70	6/3/2018

Stanley B. Crair	118,000	—		7.75	7/6/2015
	15,500	—		6.29	8/12/2015
	36,666	3,334	(1)	3.83	3/9/2016
	29,666	14,834	(1)	3.49	12/14/2016
	16,249	32,501	(1)	4.74	12/13/2017
	—	48,750	(2)	4.74	12/13/2017
	—	48,750	(3)	4.70	6/3/2018

Douglas S. Norman	47,500	—		2.00	2/3/2013
	35,500	—		2.25	1/28/2014
	15,750	—		15.08	1/14/2015
	10,000	—		5.03	5/15/2015
	29,750	—		6.17	11/15/2015
	18,499	2,501	(1)	3.83	3/9/2016
	19,999	10,001	(1)	3.49	12/14/2016
	10,000	20,000	(1)	4.74	12/13/2017
		30,000	(2)	4.74	12/13/2017
		30,000	(3)	4.70	6/3/2018

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(2)	33.33% of total grant vests two years from the date of grant and the remainder vests quarterly over the next eight quarters.

(3)	33.33% of total grant vests three years from the date of grant and the remainder vests quarterly over the next eight quarters
Transactions with Related Persons
Our Audit Committee monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the securities laws. Examples of such transactions that must be approved by our Audit Committee include, but are not limited to any transaction, arrangement, relationship (including any indebtedness) in which:
•	the aggregate amount involved is determined to by the Audit Committee to be material;

•	the Company is a participant; and

•	any of the following has or will have a direct or indirect interest in the transaction:
o an executive officer, director, or nominee for election as a director;

o a greater than five percent beneficial owner of our Common Stock; or

o any immediate family member of the foregoing.
When reviewing transactions with related person, the Audit Committee applies the standards for evaluating conflicts of interest outlined in the Company’s written Code of Business Conduct and Ethics. There were no reportable transactions during 2008.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local.com. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, the Company believes each reporting person has complied with the disclosure requirements with respect to transactions made during 2008.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Haskell & White LLP has served as the Company’s independent registered public accounting firm for all fiscal years ending December 31, since 2003. Haskell & White LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.
A representative of Haskell & White LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
The Board recommends a vote “FOR” ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for fiscal year ending December 31, 2009.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for professional audit services rendered by Haskell & White LLP for audit of our annual financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services provided by Haskell & White LLP for the years ended December 31, 2008 and 2007.

	Years ended December 31,
	2008	2007
Audit Fees	$167,390	$186,460
Audit-Related Fees	11,600	27,050
Tax Fees	9,750	22,360
All Other Fees	—	3,810

Total Fees Paid	$188,740	$239,680

Audit Fees
The aggregate fees for the annual audit of our financial statements and review of our quarterly financial statements.
Audit-Related Fees
The aggregate fees for the auditor’s consent for use of our audited financial statements in our S-3 and S-8 registration statements, review of our SEC comment letter responses and Sarbanes-Oxley (SOX) compliance.
Tax Fees
The aggregate fees for tax preparation, tax advice and tax planning.
All Other Fees
The aggregate fees for services related to our acquisitions.
Our audit committee pre-approves all services provided by Haskell & White LLP.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE TOTAL NUMBER OF NUMBER OF AUTHORIZED SHARES
AND TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
General
Our Board has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation, attached as Appendix A, to increase the authorized number of shares of capital stock of the Company from 40,000,000 shares to 75,000,000 shares, consisting of an additional 35,000,000 shares of authorized Common Stock for a total of 65,000,000 shares of Common Stock and 10,000,0000 shares of Preferred Stock, $0.00001 par value per share, authorized for issuance (the “Amendment”).
As of June 17, 2009, the Company had [14,329,265] shares of Common Stock issued and outstanding, and options and warrants to acquire an aggregate of [7,023,523] shares of Common Stock. This represents an aggregate of [21,352,788] shares of Common Stock issued and reserved for issuance under outstanding awards and warrants, which represents approximately [71]% of the total 30,000,000 shares of currently authorized Common Stock.
The Board believes the Amendment is necessary and prudent in order to allow the Company to issue additional shares of Common Stock for the purposes described below, and for any other lawful purpose.
Purpose and Effect of the Amendment
The proposed increase in the number of authorized shares of the Common Stock is deemed advisable by the Board in order to, among other purposes:
•	Allow the Company the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. The Company is continuously seeking opportunities to add more expertise and proprietary products and services to further enhance its core capabilities through additional acquisitions of businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. The current small number of available authorized shares of Common Stock severely constrains the Company’s ability to effect acquisitions of businesses using shares of its Common Stock or issuing shares to raise capital to fund such acquisitions or for other purposes. The Company does not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

•	Allow the Company to provide equity incentive compensation to its employees, including those of newly acquired businesses. The Board believes that it is critical to incentivize its officers and employees to increase the Company’s revenues and profitability, and as a result, the Company’s market value, through equity incentive awards. The Company’s growth strategy requires that these incentives be provided to new employees of acquired businesses, to new hires to upgrade key areas of the Company’s operations, and to existing employees that are being asked to increase their and the Company’s level of performance. The Board believes that the Company’s ability to achieve its growth strategy will be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.
If the Amendment is approved, the additional authorized but unissued shares of the Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by the Board, without further action or authorization by the stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of the Nasdaq Capital Market.
The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any stock options or stock appreciation rights, could affect the current stockholders of the Company in a number of ways, including the following:
•	diluting the voting power of the current holders of Common Stock;

•	diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.
The increase in authorized shares of Common Stock may have an incidental anti-takeover effect, although that is not the intention of this proposal. Additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, and the increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests. For example, without further stockholder approval, the Board could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent stockholders under which stockholders would have received a premium for their shares over then-current market prices. This proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us). However, you should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board, including transactions in which you might otherwise receive a premium for your shares over then current market prices.
If the Amendment is approved by the stockholders at the Meeting, the Amendment will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve this Amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.
The Company’s Board recommends that stockholders vote “FOR” approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares and the total number of authorized shares of Common Stock.

PROPOSAL 4 — APPROVAL OF THE AMENDMENT OF THE 2008 EQUITY INCENTIVE PLAN.
Our Board has adopted, subject to stockholder approval, an amendment to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to increase the aggregate of number of shares of our Common Stock that may be issued under the 2008 Plan from 1,000,000 to 3,000,000, an increase representing approximately [14]% of the Company’s issued and outstanding Common Stock.
The 2008 Plan provides for equity awards to our employees, directors and consultants. Our Board believes that awards under the 2008 Plan help to attract, motivate and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with Company performance, and maintain a culture based on employee stock ownership.
As of May 29, 2009, the per share closing price of the Company’s Common Stock was $3.47 as reported on the NASDAQ Capital Market. As of May 31, 2009, 968,213 shares of our Common Stock were subject to outstanding awards under the 2008 Plan, 14,397 shares of our Common Stock had been issued pursuant to awards under the 2008 Plan. This leaves 17,390 shares of our Common Stock available under the 2008 Plan and a total of 23,845 shares of Common Stock available under all of our plans for future award grants. In light of the purpose of our equity incentive plans, including the 2008 Plan, we do not believe the number of shares remaining available for issuance under future option grants is sufficient for our purposes going forward. As of May 31, 2009, our current executive officers and directors held awards totaling approximately 43% and all other employees held awards totaling approximately 57% of the total number of shares of our Common Stock that were subject to outstanding awards under the 2008 Plan.
The following table sets forth the historical grant information and information regarding prospective grants to be made to our directors, nominees for directors and named executive officers upon approval of the Amendment:

			No. of Securities
	Grant Date		Underlying Options	Exercise Price	Vesting Schedule

Heath B. Clarke	3/12/2009		80,837	$1.57	(1)

Stanley B. Crair	3/12/2009		44,010	$1.57	(1)

Brenda Agius	2/23/2009		130,000	$1.62	(1)
	2/23/2009		43,333	$1.62	(2)
	2/23/2009		43,333	$1.62	(3)
	2/23/2009		33,334	$1.62	(4)

Norman K. Farra Jr.	12/18/2008		15,000	$1.41	(5)
	5/8/2009	*	45,000	$3.32	(6)

Philip K. Fricke	12/18/2008		15,000	$1.41	(5)
	5/8/2009	*	45,000	$3.32	(6)

Theodore E. Lavoie	12/18/2008		15,000	$1.41	(5)
	5/8/2009	*	45,000	$3.32	(6)

John E. Rehfeld	12/18/2008		15,000	$1.41	(5)
	5/8/2009	*	45,000	$3.32	(6)

All Others	Various		547,763	Various

Total			1,162,610

*	Subject to stockholder approval of the amendment to the Company’s 2008 Equity Incentive Plan, as proposed herein at Proposal 4.

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(2)	33.33% of total grant vests two years from the date of grant and the remainder vests quarterly over the next eight quarters.

(3)	33.33% of total grant vests three years from the date of grant and the remainder vests quarterly over the next eight quarters.

(4)	33.33% of total grant vests four years from the date of grant and the remainder vests quarterly over the next eight quarters.

(5)	50% of total grant vests one year from the date of grant and the remainder vests each month over the next twelve months.

(6)	The option to purchase the first 15,000 shares vests 50% on the date of grant and the remainder vests each month over the next twelve months; the option to purchase the second 15,000 shares vests 50% one year from the date of grant and the remainder vests each month over the twelve months following the one year anniversary from the date of grant; the option to purchase the final 15,000 shares vests 50% two years from the date of grant and the remainder vests each month over the twelve months following the two year anniversary from the date of grant.
Summary Description of the 2008 Plan, as proposed to be amended
The following summary of major features of the 2008 Plan, as proposed to be amended, is qualified in its entirety by reference to the actual text of the 2008 Equity Incentive Plan, as if amended, attached hereto as Appendix B.

Plan Term:	June 3, 2008 to June 3, 2018

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, members of our Board, and Consultants

Shares Authorized:	3,000,000

Award Types (available to all eligible participants, including non-employee directors):	(1) Stock Options
(2) Stock Purchase Rights

Award Terms:	Stock options will have a term of no longer than ten years, except for over 10% holders, for which the term will be no longer than 5 years; Stock purchase rights will have a term as set by the administrator of the 2008 Plan.

162(m) Share Limits:	Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2008 Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 250,000 shares subject to stock options to an individual participant annually.

(2) No more than 250,000 shares subject to Stock Purchase

Rights to an individual participant annually.

Vesting:	Determined by the committee or the Board, subject to exceptions for death, disability, o retirement.

Not Permitted:	(1) Granting stock options at a price below the market value of our Common Stock on the date of grant.

(2) Unless approved by stockholders, re-pricing or reducing the exercise price of an underwater stock option, or exchanging underwater stock options for other awards or cash.
Administration of the 2008 Plan
The NCCG Committee, which consists solely of at least two independent, outside directors, within the meaning of Section 162(m) of the Code, and “non-employee directors,” within the meaning of Rule 16b-3, administers our 2008 Plan. The 2008 Plan provides that the plan administrator has the authority to designate recipients of awards and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise.
Vesting and Exercise Price of Options
The exercise price of nonqualified stock options and incentive stock options granted under the plans must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. Nonqualified stock options and incentive stock options granted to optionees who own more than 10% of our outstanding Common Stock on the date of grant must have an exercise price that is at least 110% of the fair market value of our Common Stock on the grant date. Stock options granted under the plans will expire no later than ten years after the date of grant, or five years after the date of grant with respect to incentive stock options granted to individuals who own more than 10% of our outstanding Common Stock on the grant date. The purchase price, if any, of stock purchase rights will be determined by the plan administrator.
2008 Plan Term
No awards may be issued under the 2008 Plan after June 3, 2018, which is the tenth anniversary of the earlier of (i) the date upon which the 2008 Plan was adopted by the Board, or (ii) the date the 2008 Plan was approved by our stockholders.
The 2008 Plan also provides for the issuance of stock purchase rights to eligible individuals. Stock purchase rights will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine.
Adjustments
In the event of certain corporate transactions and changes in our corporate structure or capitalization, the plan administrator may make appropriate adjustments to (i) the aggregate number and kind of shares issuable under the plans, (ii) the number and kind of shares subject to outstanding awards, and (iii) the grant or exercise price of each outstanding award. In addition, in the event of an acquisition, each outstanding award may be assumed or substituted by the surviving corporation. In the event the surviving corporation does not assume or substitute such outstanding awards, the vesting of awards held by participants in the applicable plan whose status as a service provider has not terminated prior to such event will be accelerated and made fully exercisable and all restrictions thereon will lapse at least ten days prior to the closing of the acquisition. The plan administrator also has the authority under the plans to take certain other actions with respect to outstanding awards in the event of certain transactions, including provision for the cash-out, termination, assumption or substitution of such awards.

Amendments Requiring Stockholder Approval
Our Board may at any time amend, alter, suspend or terminate the 2008 Plan. However, no amendment may increase the maximum number of shares issuable under the 2008 Plan, extend the term of the 2008 Plan without the approval of our stockholders, grant stock options at less than market value, reprice outstanding stock options, repurchase underwater stock options for cash, change the class of person eligible to participate in the 2008 Plan, or otherwise implement any amendment required to be approved by stockholders under NASDAQ Rules. Any amendment, alteration, suspension or termination of the 2008 Plan which impairs the rights of any holder of an outstanding award requires the written consent of the affected holder.
U.S. Tax Consequences
The federal tax rules applicable to awards under the 2008 Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2008 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. We are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.
Section 409A of the tax code affects taxation of awards to employees but does not affect our ability to deduct deferred compensation. Section 409A applies to performance units and performance shares. Such grants are taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the regulations, a negative impact should not attach to the grants. Section 409A of the tax code does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date.
Registration of Additional Shares
The Company intends to register with the SEC on Form S-8 the additional 2,000,000 shares of Common Stock provided for in the amendment to the 2008 Plan as soon as practicable after stockholder approval.
The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote will be required to approve this Amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions will have the same effect as negative votes.
The Company’s Board recommends that stockholders vote “FOR” approval of the amendment of the 2008 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2008, with respect to our compensation plans including our 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, 2004 Equity Incentive Plan, as amended, 2005 Equity Incentive Plan, 2007 Equity Incentive Plan and 2008 Equity Incentive Plan under which we may issue shares of our Common Stock.
Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,070,790	$4.87	681,234

Equity compensation plans not approved by security holders	—	—	—

Total	3,070,790	$4.87	681,234

Equity Incentive Plans
The NCCG Committee, which consists solely of at least two independent, outside directors, within the meaning of Section 162(m) of the Code, and “non-employee directors,” within the meaning of Rule 16b-3, administers our 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, 2004 Equity Incentive Plan, as amended, 2005 Equity Incentive Plan, 2007 Equity Incentive Plan and 2008 Equity Incentive Plan. Each of these plans provide for the grant of incentive stock options to employees and non-qualified stock options to our employees, directors and consultants. These plans are provided to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive for employees, directors and consultants to promote our business. Stock purchase rights may also be granted under the plans.
No awards may be issued under a plan after the 10th anniversary of the earlier of (i) the date upon which the applicable plan was adopted by the Board, or (ii) the date the applicable plan was approved by our stockholders.
The plans provide that the plan administrator has the authority to designate recipients of awards and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise. The plans provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 300,000 shares in the case of our 1999 and 2000 Equity Incentive Plans and 250,000 shares in the case of our 2004 Equity Incentive Plan, as amended, 2005 Equity Incentive Plan, 2007 Equity Incentive Plan and 2008 Equity Incentive Plan.
The exercise price of nonqualified stock options and incentive stock options granted under the plans must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. Nonqualified stock options and incentive stock options granted to optionees who own more than 10% of our outstanding Common Stock on the date of grant must have an exercise price that is at least 110% of the fair market value of our Common Stock on the grant date. Stock options granted under the plans will expire no later than ten years after the date of grant, or five years after the date of grant with respect to incentive stock options granted to individuals who own more than 10% of our outstanding Common Stock on the grant date. The purchase price, if any, of stock purchase rights will be determined by the plan administrator.
The NCCG Committee of the Board has the discretion to grant options to our independent directors under each of our 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, 2004 Equity Incentive Plan, as amended, 2005 Equity Incentive Plan, 2007 Equity Incentive Plan, and 2008 Equity Incentive Plan, including discretion with respect to the number of options granted, the number of shares subject to such options, and the terms and provisions of such options. Our 1999 Equity Incentive Plan and 2000 Equity Incentive Plan provide restrictions on the terms of option granted to independent directors, including that the exercise price must be at least market value at the time of grant, that the vesting will occur in 36 equal monthly installments from the date of grant and that the term of such options will be ten years. Our 2004 Equity Incentive Plan, as amended, 2005 Equity Incentive Plan, 2007 Equity Incentive Plan and 2008 Equity Incentive Plan provide that with respect to options granted to independent directors, the plans will be administered by a committee of the Board, which is presently the NCCG Committee.
The plans also provide for the issuance of stock purchase rights to eligible individuals. Stock purchase rights will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine.
In the event of certain corporate transactions and changes in our corporate structure or capitalization, the plan administrator may make appropriate adjustments to (i) the aggregate number and kind of shares issuable under the plans, (ii) the number and kind of shares subject to outstanding awards, and (iii) the grant or exercise price of each outstanding award. In addition, in the event of an acquisition, each outstanding award may be assumed or substituted by the surviving corporation. In the event the surviving corporation does not assume or substitute such outstanding awards, the vesting of awards held by participants in the applicable plan whose status as a service provider has not terminated prior to such event will be accelerated and made fully exercisable and all restrictions thereon will lapse at least ten days prior to the closing of the acquisition. In the case of awards under our 2004 Equity Incentive Plan, immediately prior to the closing of the acquisition and with respect to any other awards outstanding under the applicable plan, such awards will be terminated if not exercised prior to the closing of the acquisition. The plan administrator also has the authority under the plans to take certain other actions with respect to outstanding awards in the event of certain transactions, including provision for the cash-out, termination, assumption or substitution of such awards.
Our Board may at any time amend, alter, suspend or terminate any of the plans. However, no amendment may increase the maximum number of shares issuable under the applicable plan, extend the term of the applicable plan without the approval of our stockholders, grant stock options at less than market value, reprice outstanding stock options, repurchase underwater stock options for cash, change the class of person eligible to participate in the 2008 Plan, or otherwise implement any amendment required to be approved by stockholders under NASDAQ Rules. Any amendment, alteration, suspension or termination of any of the plans which impairs the rights of any holder of an outstanding award requires the written consent of the affected holder.
On November 19, 2004, we filed with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the 1999 Equity Incentive Plan, 2000 Equity Incentive Plan and 2004 Equity Incentive Plan, as amended.
On August 24, 2005, we filed with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the 2005 Equity Incentive Plan.
On August 22, 2007, we filed with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the 2007 Equity Incentive Plan.
On June 4, 2008, we filed with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the 2008 Equity Incentive Plan.
1999 Equity Incentive Plan
In March 1999, our Board adopted and our stockholders approved our 1999 Equity Incentive Plan. An aggregate of 500,000 shares of our Common Stock are reserved for issuance under the 1999 Equity Incentive Plan. At December

31, 2008, options granted under the 1999 Plan to purchase an aggregate of 117,888 shares of our Common Stock, at a weighted average exercise price of approximately $4.06 per share, were outstanding.
2000 Equity Incentive Plan
In March 2000, our Board adopted and our stockholders approved our 2000 Equity Incentive Plan. An aggregate of 500,000 shares of our Common Stock are reserved for issuance under the 2000 Equity Incentive Plan. At December 31, 2008, options granted under the 2000 Equity Incentive Plan to purchase an aggregate of 237,505 shares of our Common Stock, at a weighted average exercise price of approximately $3.98 per share, were outstanding.
2004 Equity Incentive Plan
In January 2004, our Board adopted our 2004 Incentive Equity Plan. In August 2004, our Board amended our 2004 Equity Incentive Plan and adopted our Amended and Restated 2004 Equity Incentive Plan which our stockholders approved in September 2004. An aggregate of 600,000 shares of our Common Stock are reserved for issuance under the 2004 Equity Incentive Plan. At December 31, 2008, options granted under the 2004 Equity Incentive Plan to purchase an aggregate of 480,397 shares of our Common Stock, at a weighted average exercise price of approximately $7.94 per share, were outstanding.
2005 Equity Incentive Plan
In August 2005, our Board adopted and our stockholders approved our 2005 Equity Incentive Plan. An aggregate of 1,000,000 shares of our Common Stock are reserved for issuance under the 2005 Equity Incentive Plan. At December 31, 2008, options granted under the 2005 Equity Incentive Plan to purchase an aggregate of 910,761 shares of our Common Stock, at a weighted average exercise price of approximately $4.76 per share, were outstanding.
2007 Equity Incentive Plan
In August 2007, our Board adopted and our stockholders approved our 2007 Equity Incentive Plan. An aggregate of 1,000,000 shares of our Common Stock are reserved for issuance under the 2007 Equity Incentive Plan. At December 31, 2008, options granted under the 2007 Equity Incentive Plan to purchase an aggregate of 997,997 shares of our Common Stock, at a weighted average exercise price of approximately $4.65 per share, were outstanding.
2008 Equity Incentive Plan
In June 2008, our Board adopted and our stockholders approved our 2008 Equity Incentive Plan. An aggregate of 1,000,000 shares of our Common Stock are reserved for issuance under the 2008 Equity Incentive Plan. At December 31, 2008, options granted under the 2008 Equity Incentive Plan to purchase an aggregate of 326,242 shares of our Common Stock, at a weighted average exercise price of approximately $2.29 per share, were outstanding.
As of May 31, 2009, there remains 23,845 shares of Common Stock available under all of our plans for future option grants out of an aggregate of 4,600,000 shares authorized under all of our plans.

OTHER MATTERS
The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.
This proxy statement and the accompanying proxy card, together with a copy of our 2008 Annual Report, is being mailed to our stockholders on or about June 24, 2009. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K if you write to us requesting one at One Technology Drive, Building G, Irvine, California, 92618. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.
ADDITIONAL INFORMATION
Stockholder Proposals for the 2010 Annual Meeting
Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2010 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or February 25, 2010. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.
In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2010 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between April 3, 2010 and May 3, 2010, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2010 Annual Meeting of Stockholders is not held between July 13, 2010 and October 20, 2010, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2010 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2010 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2010 Annual Meeting is first made us.
All such proposals and notices should be directed to Brenda Agius, Secretary, c/o Local.com Corporation, One Technology Drive, Building G, Irvine, California, 92618.
Proxy Solicitation
The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.
The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors

Brenda Agius
June 18, 2009	Chief Financial Officer and Secretary

Appendix A
AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
Local.com Corporation
     Local.com Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:
A. The current name of the Corporation is Local.com Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 1999 under the name “eWorld Commerce Corporation”. On August 12, 1999, the Corporation filed a restated certificate of incorporation with the Secretary of State of the State of Delaware changing its name to “eLiberation.com Corporation” (the “Restated Certificate of Incorporation”). On February 25, 2003, the Corporation filed a certificate of amendment changing its name to “Interchange Corporation”. On October 26, 2006, the Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by which the Corporation’s wholly-owned subsidiary merged with and into the Corporation and pursuant to Section 253 of the General Corporation Law, on November 2, 2006, the effective date of such filing, the Corporation further amended its Restated Certificate of Incorporation to change its name to “Local.com Corporation.” On October 15, 2008, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, by which the Corporation designated the rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock.
B. This Amendment to the Restated Certificate of Incorporation, as previously amended, was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware, and amends the provisions of the Corporation’s Restated Certificate of Incorporation, as previously amended.
C. The text of the Restated Certificate of Incorporation is amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:
“IV
A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000), of which (i) Sixty Five Million (65,000,000) shares shall be Common Stock, $0.00001 par value per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares shall be shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).
B. Preferred Stock. Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the “Board of Directors”) or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the Holders of shares of the series generally or upon specified events; (x) any other rights, powers, preferences of such shares as are permitted by law.”
     IN WITNESS WHEREOF, Local.com Corporation, has caused this Amendment to the Restated Certificate of Incorporation to be signed by Heath Clarke, a duly authorized officer of the Corporation, on August ___, 2009.

Heath Clarke,
Chairman and Chief Executive Officer
Local.com Corporation

APPENDIX B
Changes per the Amendment Appear in Underlined Bold Italics preceded and followed by ***.

LOCAL.COM CORPORATION
2008 EQUITY INCENTIVE PLAN***, AS AMENDED***

LOCAL.COM CORPORATION
2008 EQUITY INCENTIVE PLAN***, AS AMENDED***
     1. Purposes of the Plan The purposes of the Local.com Corporation 2008 Equity Incentive Plan***, As Amended***, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.
     2. Definitions As used herein, the following definitions shall apply:
          (a) “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the continuing or surviving entity’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company.
          (b) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof; provided, however, that in the case of the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board.
          (c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.
          (d) “Award” means an Option or Stock Purchase Right, which may be awarded or granted under the Plan.
          (e) “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended.
          (h) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.
          (i) “Common Stock” means the Common Stock of the Company, par value $.00001 per share.

          (j) “Company” means Local.com Corporation, a Delaware corporation.
          (k) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.
          (l) “Director” means a member of the Board.
          (m) “Disability” means, with respect to a Holder, (i) except as provided in the applicable Option Agreement “disability” as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and if in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, a different definition of “disabled” is required by Section 409A, the term “Disability” or “Disabled” for purposes of the preceding sentence shall have the meaning given to it by Section 409A (a)(2)(C) of the Code and the regulations promulgated thereunder.
          (n) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
          (q) “Holder” means a person who has been granted or awarded an Award or who holds Shares acquired pursuant to the exercise of an Award.
          (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.
          (s) “Independent Director” means a Director who is not an Employee of the Company.
          (t) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (v) “Option” means a stock option granted pursuant to the Plan.
          (w) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (y) “Plan” means the Local.com Corporation 2008 Equity Incentive Plan.
          (z) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
          (aa) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 13 below.
          (bb) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

          (cc) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (dd) “Securities Act” means the Securities Act of 1933, as amended.
          (ee) “Service Provider” means an Employee, Director or Consultant.
          (ff) “Share” means a share of Common Stock, as adjusted in accordance with Section 14 below.
          (gg) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 13 below.
          (hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan Subject to the provisions of Section 14 of the Plan, the shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock, par value $.00001 per share. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Awards is ***3,000,000*** Shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock. Subject to the limitations of this Section 3, if an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Subject to the limitations of this Section 3, shares which are delivered by the Holder or withheld by the Company upon the exercise of an Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.
     4. Administration of the Plan.
          (a) Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors.
          (b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;
               (iii) to determine the number of Shares to be covered by each such award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);
               (vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);
               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (ix) to amend the Plan or any Award granted under the Plan as provided in Section 17; and

               (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
          (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.
     5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards.
     6. Limitations.
          (a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.
          For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
          (b) Neither the Plan, nor any Award shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.
          (c) No Service Provider shall be granted, in any calendar year, Awards to purchase more than 250,000 Shares (subject to adjustment as provided in Section 14 hereof); provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 17 of the Plan. No Awards may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.
     8. Term of Option The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
                    (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (ii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a  full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment. Notwithstanding the foregoing, (i) in no event shall any loan that is prohibited by the Sarbanes-Oxley Act of 2002 be permitted under the Plan and (ii) any loan that is made hereunder at any time which is then not prohibited by the Sarbanes-Oxley Act of 2002 shall become due and payable immediately before the loan would be prohibited by the Sarbanes-Oxley Act of 2002.
     10. Exercise of Option.
          (a) Vesting; Fractional Exercises. Except as provided in Section 14, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
          (b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:
               (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
               (ii) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;
               (iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and
               (iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.
          (c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;
               (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;
               (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
               (iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
               (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).
          (d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of a termination by the Company for cause or the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than the lesser of (i) thirty (30) days or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
          (e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than the lesser of (i) six (6) months or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
          (f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death; provided, however, that prior to the Public Trading Date, such period of time shall not be less than the lesser of (i) six (6) months or (ii) the expiration of the term of the Option as set forth in the Option Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
          (g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
          (h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 21, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole and absolute discretion.
          (i) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.
     11. Non-Transferability of Awards Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

     12. No Rights as Stockholders
          Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.
     13. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.
          (b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason. Subject to Section 21, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at with such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.
          (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
          (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.
     14. Adjustments upon Changes in Capitalization, Merger or Asset Sale.
          (a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));
               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards or Restricted Stock; and
               (iii) the grant or exercise price with respect to any Award;
provided, however, that to the extent required to comply with applicable securities laws, the Administrator shall make a proportionate adjustment to the number of securities allocated under an Award in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company.
          (b) In the event of any transaction or event described in Section 14(a), the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:
               (i) To provide for either the purchase of any such Award or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Award or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;
               (ii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
               (iii) To provide that such Award or Restricted Stock be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards or Restricted Stock, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Restricted Stock or Awards or Restricted Stock which may be granted in the future; and
               (v) To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award or Restricted Stock purchase agreement.
          (c) Subject to Section 3, the Administrator may, in its discretion, include such further provisions and limitations in any Award or Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.
          (d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Award or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 14(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Awards or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Awards or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse immediately prior to the closing of the Acquisition (and the Awards terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised prior to or as party of the closing of the Acquisition.
          (e) The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     15. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
     16. Compliance with Section 409A of the Code.
          (a) Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section 16, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 16.
          (b) Distributions under a Section 409A Award.
               (i) Subject to subsection (ii), any shares of Common Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:
                    (A) the Holder’s separation from service, as determined by the Secretary of the Treasury,
                    (B) the date the Holder becomes disabled,
                    (C) the Holder’s death,
                    (D) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation,
                    (E) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or
                    (F) the occurrence of an unforeseeable emergency with respect to the Holder.
          (ii) In the case of a Holder who is a specified employee, the requirement of subsection (i)(A) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Holder’s separation from service (or, if earlier, the date of the Holder’s death). For purposes of this subsection (ii), a Holder shall be a specified employee if such Holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.
          (iii) The requirement of subsection (i)(F) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Holder’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
               (iv) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.
          (c) Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.
          (d) Elections under Section 409A Awards.
               (i) Any deferral election provided under or with respect to an Award to any Employee, Independent Director or Consultant, or to the Holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (A) or (B), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.
                    (A) In the case of the first year in which an Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.
                    (B) In the case of any performance-based compensation based on services performed by an Employee, Independent Director or Consultant, or the Holder, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.
               (ii) In the event that a Section 409A Award permits, under a subsequent election by the Holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:
                    (A) such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,
                    (B) in the case such subsequent election relates to a distribution or payment not described in Section 16(b)(i)(B), (C) or (F), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and
                    (C) in the case such subsequent election relates to a distribution or payment described in Section 16(b)(i)(D), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 16(b)(i)(D).
          (e) Compliance in Form and Operation.
          A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.
     17. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval.
          The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 14 hereof, increase the limits imposed in Section 3 hereof on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7 hereof.
          (c) Effect of Amendment or Termination.
          No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards or Restricted Stock granted or awarded under the Plan prior to the date of such termination.
     18. Stockholder Approval
          The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards or Restricted Stock may be granted or awarded prior to such stockholder approval, provided that such Awards and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards and Restricted Stock previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
     19. Inability to Obtain Authority
          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     20. Reservation of Shares
          The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     21. Information to Holders and Purchasers
          Prior to the Public Trading Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
     22. Repurchase Provisions
          The Administrator in its discretion may provide that the Company may repurchase Shares acquired upon exercise of an Award upon a Holder’s termination as a Service Provider; provided, however that any such repurchase right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement; and, provided further, that prior to the Public Trading Date, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in an Award granted to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination as a Service Provider at not less than the Fair Market Value of the shares to be purchased on the date of termination of status as a Service Provider, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or in the case of shares issued upon exercise of Awards after such date of termination, within ninety (90) days after the date of the exercise) and (B) the right terminates when the shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the Shares upon termination as a Service Provider at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or, in the case of shares issued upon exercise of Awards, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Plan participant.
     23. Investment Intent
          The Company may require a Plan participant, as a condition to the grant, exercise or acquisition of stock under any Award, (i) to give written representations satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) to give written representations satisfactory to the Company stating that the participant is acquiring the stock subject to the Award for the participant’s own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
     24. Governing Law
          The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.
     25. Restrictions on Shares.
          Shares purchased upon the exercise of an Award shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Award Agreement, exercise notice or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion. The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions or the Holder’s entering into such agreement or agreements.
     26. Severability
          If any provision of this Plan shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Plan and the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated. Such defective provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Plan shall be construed as if not containing the provision held to be invalid.

APPENDIX C
PROXY
LOCAL.COM CORPORATION
One Technology Drive, Building G
Irvine, California 92618
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LOCAL.COM CORPORATION
The undersigned hereby appoints Brenda Agius and Heath B. Clarke, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL.COM CORPORATION which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders to be held at the offices of Rutan & Tucker, LLP at 611 Anton Boulevard, 14th Floor, Costa Mesa, California, 92626, on August 11, 2009, at 10:00 a.m. PDT, and at any and all adjournments or postponements thereof, as follows:
1.	Election of Class II Directors:

☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Theodore E. Lavoie
John E. Rehfeld
(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Proposal to approve the amendment to the 2008 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR proposal numbers 2, 3 and 4.
IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼ DETACH PROXY CARD HERE ▼
Please Detach Here
You Must Detach This Portion of the Proxy Card
▼ Before Returning it in the Enclosed Envelope ▼
This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated June 24, 2009.
☐ I/we plan to attend the Annual Meeting of Stockholders.
Dated:                                         , 2009

Signature

Signature if held jointly
Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.
Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.